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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of
Associates First Capital Corporation on Form S-3 (File No. 333-   ) of our
report dated January 20, 1998, on our audits of the consolidated financial statements of Associates First Capital Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in Associates First Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."
                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        -------------------------------
                                           PricewaterhouseCoopers LLP



Dallas, Texas
September 4, 1998